                                                                    Exhibit 23.3


                      CONSENT OF DATAQUEST INCORPORATED

We consent to the quotation in this Registration Statement on Form S-1 of The Registry, Inc., of that portion of our study entitled "Market Sizing - Supplemental Staff Services" dated May 23, 1996, as presented in a chart entitled "Market Size and Forecast - Supplemental Staff Services" relating to the U.S. market for supplemental services from 1994 until 1999.


DATAQUEST INCORPORATED

By: /s/ Denny Wayson
   -----------------------------------

Title: Director, Professional Services
       -------------------------------

May 30, 1996